Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-236623 and 333-236658) and Form S-8 (Nos. 333-226394, 333-205099, 333-193690, and 333-256556) of ONE Gas, Inc. of our report dated February 23, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Tulsa, Oklahoma
February 23, 2023